As filed with the Securities and Exchange Commission on November 21, 2007

Registration No. 333-137080

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1
to
FORM SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Wireless Age Communications, Inc.
(Name of Small Business Issuer in its charter)

Nevada	4899	98-0336674
(State or other	Primary Standard	(I.R.S. Employer
Jurisdiction	Industrial Classification	Identification
of incorporation	Code Number	Number)
or organization)

3565 King Road, Suite 102
King City, Ontario Canada L7B 1M3
(905) 833-2753
(Address and telephone number of
principal executive offices and principal place of business)

Mr. Gary Hokkanen
Chief Financial Officer
3565 King Road, Suite 102
King City, Ontario Canada L7B 1M3
(905) 833-2753
(Name, address, and telephone number of agent for service)

Copies to:
Travis Gering, Esq.
Wuersch & Gering LLP
100 Wall Street, 21st Floor
New York, New York 10005
(212) 509-5050

Removal Of Securities From Registration

Pursuant to an undertaking made under Rule 512(a)(3) of Regulation S-B in Item 28 of the Registration Statement filed with the Commission on September 1, 2006 (Registration No. 333-137080), as amended, which was declared effective on December 29, 2006 with respect to the registration of up to 10,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of Wireless Age Communications Inc. (the “Registrant”), beneficially owned by the selling stockholders named in the Registration Statement (the “Selling Stockholders”), the Registrant hereby removes from registration all shares of Common Stock that have not been sold by the Selling Stockholders pursuant to such Registration Statement during the effective period.  As of November 20, 2007, the Selling Stockholders sold an aggregate of 2,950,000 shares and 7,050,000 shares that were registered remain unsold as of the deregistration date.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Post-Effective Amendment No. 1 to Form SB-2 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King City, Ontario, Canada, on November 21, 2007.

WIRELESS AGE COMMUNICATIONS, INC.

By:	/s/John G. Simmonds
Name: John G. Simmonds
Title: Chairman, President, CEO and Director (Principal Executive Officer)

By:	/s/Gary N. Hokkanen
Name: Gary N. Hokkanen
Title: Chief Financial Officer (Principal Financial Officer)

DIRECTOR SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this post-effective registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Brian Usher Jones
Brian Usher Jones, Director	Dated: November 20, 2007

By: /s/ Gary N. Hokkanen, pursuant to Power of Attorney dated August 30, 2006

/s/ Stephen Dulmage
Stephen Dulmage, Director	Dated: November 20, 2007

By: /s/ Gary N. Hokkanen, pursuant to Power of Attorney dated August 29, 2006

/s/ Carrie Weiler
Carrie Weiler, Director	Dated: November 21, 2007

/s/ Jason Moretto
Jason Moretto, Director	Dated: November 21, 2007